UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 0R 15 (D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 25, 2017

Bravatek Solutions, Inc.
(Exact name of registrant as specified in its charter)

Colorado

(State or Other Jurisdiction of Incorporation)

000-1449574	32-0201472
(Commission File Number)	(IRS Employer Identification No.)

2028 E Ben White Blvd, Suite 240-2835, Austin, Texas	78741
(Address of Principal Executive Offices)	(Zip Code)

(866) 204-6703

(Registrant’s telephone number, including area code)

_____________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On August 25, 2017, Bravatek Solutions, Inc. (the “Company”) entered into a Strategic Alliance Agreement, dated August 24, 2017, with AmbiCom Holdings Inc. (“AMBICOM”), a Nevada corporation engaged in acquiring and investing in technology, designating the Company as AMBICOM’s non-exclusive sales lead finder and project-based business partnership channel for governmental and non-governmental departments, agencies and units, for the purpose of promoting AMBICOM’S technologies, and pursuant to which AMBICOM will cross-promote the Company’s products and services, the Company will investigate and propose new joint investment opportunities for AMBICOM and the Company, and the Company will be paid sales commissions for clients introduced to AMBICOM by the Company.

The foregoing description of the agreement and its terms is qualified in its entirety by the full text of the agreement, which is filed as Exhibit 99.1 to, and incorporated by reference in, this report.

Item 9.01 Financial Statements and Exhibits.

The exhibit listed in the following Exhibit Index is filed as part of this report:

99.1	Strategic Alliance Agreement dated August 24, 2017.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRAVATEK SOLUTIONS, INC.

Date: August 25, 2017	By:	/s/ Thomas A. Cellucci
Thomas A. Cellucci
Chief Executive Officer

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